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                                                                     EXHIBIT 5.4

                              MESA AIR GROUP, INC.

                              RESTATED AND AMENDED

                   1996 EMPLOYEE STOCK OPTION PLAN, AS AMENDED

1.       PURPOSED OF THE PLAN; TYPE OF PLAN

         (a) Attract and Retain Employees. The purpose of the Restated and Amended Employee Stock Option Plan, as amended (the "Plan") is to attract and retain key employees who are and will be responsible for the growth and success of Mesa Air Group, Inc. and its subsidiaries (the " Company"). The term "subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, as defined below, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Employee" includes individuals employed by the Company or any of its subsidiaries.

         (b) Incentive Stock Options. Some one or more of the options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any grant of such an option shall clearly specify that such option is intended to so qualify. If no such specification is made, an option granted hereunder shall be intended to not qualify as an "incentive stock option."

         (c) Exemption from Short-Swing Liability. Options granted to Officers or Directors of the Company ("Insiders") pursuant to this Plan shall be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Regulation Section 240.16(b)(-3) adopted under the Exchange Act which was enacted on May 1, 1991.

2.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

         (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of this Plan and issuable upon exercise of the Options are shares of the Company's Common Stock, no par value, which may be either unissued or treasury shares, as the Board of Directors of the Company (the "Board") may from time to time determine. Subject to adjustment as provided in
Section 6, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be four million three hundred thousand (4,300,000) Shares, which shares shall be reserved for use upon the exercise of the Options. The shares available for Options and all other shares of Common Stock of the Company shall be referred to as the "Shares."

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         (b)      Restoration of Unpurchased Shares. If an Option expires or terminates for any reason prior to the exercise in full before the term of the Plan expires, the Shares subject to, but not issued under, such Option shall again be available for other Options hereafter granted.

3.       OPERATION OF THE PLAN

         (a) Eligible Persons. Incentive stock options may be granted only to employees. Non-qualified options may be granted only to employees, members of the Board and consultants.

         (b)      Administration.

                  (1) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee (as hereinafter defined), as provided in subsection (b)(3).

                  (2) The Board shall have the power, subject to, and within the limitations of, the express provision of the Plan:

                           (a) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

                           (b) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (c)      To amend the Plan as provided in Section
                  4(b).

                  (3) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons (hereinafter defined) and may also be, in the discretion of the Board, Outside Directors. A "Disinterested Person" shall mean a Director who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants of its affiliates except as permitted by Rule 16b-3(c)(3)(i); or (ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(I), or any other applicable rules, regulations

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or interpretations of the Securities and Exchange Commission. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section (3) to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Insiders at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

                  (4) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

         (c) Price. The Option price per Share shall not be less than the fair market value of the Shares, as defined below, on the Grant date.

         (d)      Fair Market Value.

                  (1) If the options granted are intended to qualify as incentive stock options, the fair market value of a Share on any particular day shall be determined as follows:

                           (a)      If the Shares are listed or admitted to
trading on any securities exchange, the fair market value shall be the average sales price on such day on the New York Sock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                           (b)      If the Shares are not then listed or
admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the national Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

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                           (c)      If the Shares are not then listed or
admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

                  (2) If the Options granted are not intended to qualify as incentive stock options, the fair market value of a Share on any particular day shall be determined as follows:

                           (a)      If the Shares are listed or admitted to
trading on any securities exchange, the fair market value shall be the low sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted for trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;

                           (b)      If the Shares are not then listed or
admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the national Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

                           (c)      If the Shares are not then listed or
admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.

         (e) Duration of Plan. The term of the Plan, unless previously terminated by the Board, is ten years or June 28, 2005. No Option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

         (f) Vesting of the Options and Pro Rata Options. One-third of the total Options granted on a Grant Date shall vest on the first anniversary date after the Grant Date; one-third of the total Options granted on a Grant Date shall vest on the second anniversary date after the Grant Date; and the remaining one-third of the total Options granted on a Grant Date shall vest on the third anniversary date after the Grant Date.

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4.       TERMS AND CONDITIONS OF OPTIONS

         (a) Approval by Shareholders. The Plan shall be submitted to the shareholders of the Company for their approval at their regular meeting to be held within twelve (12) months after the adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the Shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve the Plan at such meeting or if the Plan is not approved by the shareholders within twelve (12) months after its adoption by the Board, the Plan and all Options and rights granted hereunder shall automatically terminate to the same extent and with the same effect as though the Plan had never been adopted.

         (b) Amendments to Plan. The approval of the shareholders of the Company shall require to (i) increase the aggregate number of shares of Common Stock subject to the Plan; (ii) modify the period within which Options may be granted, the exercise price or the terms upon which Options may be exercised if such terms or changes would be materially beneficial to the Optionholder; (iii) change the exercise price of the Options except as provided in Section 6; or
(iv) increase the material benefits accruing to participants under the Plan. (Collectively, each of these changes in the Plan are referred to herein as "Material Amendments.") The Board may suspend or terminate the Plan at any time.

         (c) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan.

         (d) Required Provisions Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable,
(iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock option exercise.

         (e) No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan. Fractional Options shall be rounded down to the nearest whole share number.

         (f) Method of Exercising Options. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of Shares being purchased. Payment may be made in cash or by bank cashier's check or by tendering duly endorsed certificates of shares of the Company's Common Stock then owned by the optionholder. The Company shall deliver a certificate or certificates representing the Option Shares to the purchaser as soon as practicable after payment for

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those Shares has been received. If an Option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that are purchased and paid for in full upon the exercise of an Option shall be fully paid and non-assessable. The Board may determine that payment upon the exercise of an Option may be made with Shares owned by an Insider having a fair market value on the exercise date equivalent to the amount of payment, or any combination of cash and such Shares equal to such amount.

         (g) No Rights of a Shareholder. An optionholder shall have no rights as a shareholder with respect to shares covered by an Option. No adjustment will be made for cash dividends for which the record date is prior to the date a stock certificate is issued upon exercise of an Option. Upon such exercise of an Option, the holder of the Shares of Common Stock so received shall have all the rights of a shareholder of the Company as of the date of issuance.

5.       TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH

         (a) Termination of Employment. If any optionholder ceases to be an Employee of the Company other than for Retirement (as such is defined in Section 5(b), death, disability, termination by the Company "Without Good Cause" (with respect to Employees subject to employment agreements with the Company), termination by the Employee for "Good Reason" (with respect to Employees subject to employment agreements with the Company) or discharge for cause, such holder (or his successors in the case of the holder's death after the termination of employment) may, within three (3) months after the date of termination, but in no event after the stated expiration date, purchase some or all of the Shares with respect to which such optionholder was entitled to exercise such Option on the date employment terminated.

         (b) Retirement. If any optionholder (i) ceases to be an employee of the Company other than by reason of death, disability or discharge for cause; and (ii) has been continuously employed by the Company for five or more years; and is (iii) over fifty-nine and one-half (59 1/2) years of age (collectively referred to as "Retirement"), all of the options which have been granted to such optionholder prior to Retirement shall vest thirty (30) days after the Retirement (the "Vested Options"). Such older (or his successors in case of the holder's death after Retirement) may, within three months after the date of Retirement or prior to the stated expiration date, whichever first occurs, purchase some or all of the Shares which such optionholder was entitled to exercise; provided, that if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the Option shall thereafter be void for all purposes.

         (c) Assignability. No Option or the privileges conferred thereby shall be assignable or transferable by a holder other than by will or the laws of descent and distribution.

         (d) Disability. If the optionholder is removed as an employee due to disability, the optionholder may exercise the Options, in whole or in part, to the extent

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they were exercisable on the date when the optionholder's employment terminated, at any time prior to the expiration date of the Options or within one year of the date of removal, whichever is earlier.

         (e) Discharge for Cause. If an optionholder is removed as an employee of the Company for cause, the Options shall terminate upon receipt by the optionholder of a notice of such removal or on the effective date of the removal, whichever is earlier. The Board shall have the right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

         (f) Death of Holder. If optionholder dies while serving as an employee, an Option shall be exercisable until the stated expiration date thereof by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution, but only to the extent that the holder was entitled to exercise the Option at the date of death. An Option may be exercised (and payment of the option price made in full) by the successors only after written notice to the Company, specifying the number of shares to be purchased. Such notice shall comply with the provisions of Section 4(e).

         (g) Termination of Insider. Notwithstanding any language contained in Section 5(a), upon termination of any Insider (with whom the Company has entered into an Employment Agreement) for Good Reason by the Insider or Without Cause by the Company, as those terms are defined in such Employment Agreement, all Options granted on or prior to the date of termination shall immediately vest and any risk of forfeiture with respect thereto shall be deemed to have lapsed.

6.       CERTAIN ADJUSTMENTS

         (a) Capital Adjustments. Except as limited by Section 422 of the Code, the aggregate number of Shares subject to the Plan, the number of Shares covered by outstanding Options, and the price per share stated in such Options shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefore in money, services or property.

         (b) Mergers, Etc. Except as limited by the provisions of Section 422 of the Code, if the Company is the surviving corporation in any merger or consolidation, any Option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board. A merger or consolidation in which the Company is not the surviving corporation shall also cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right to immediately prior to a merger or

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consolidation in which the Company is not the surviving corporation, to exercise such Option in whole or in part without regard to whether such Options have vested.

7.       COMPLIANCE WITH LEGAL REQUIREMENTS

         (a) For Investment Only. If, at the time of exercise of this Option, there is not in effect as to the Option Shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Company from the employee (or his legal representatives or heirs) of a written representation that the Option Shares are being purchased for investment and not for distribution.

         (b) Registration Statement Preparation. The Insider hereby agrees to supply the Company with such information and to cooperate with the Company, as the Company may reasonably request, in connection with the preparation and filing of the registration statements and amendments thereto under the Securities Act of 1933 and applicable state statutes and regulations applicable to the Option Shares. The Company shall not be liable for failure to issue any such Option Shares where such opinion of counsel cannot be obtained within the period specified for the exercise of the option, or where such registration is required in the opinion of counsel. If the shares of Common Stock of the Company are, at the time of the exercise of this option, listed upon a securities exchange, the exercise of this option shall be contingent upon completion of the necessary steps to list the Option Shares being purchased upon such securities exchange.

         (c) Additional Restrictions on Option Exercise. Insider may only exercise Options during the period commencing three days following the release for publication of quarterly or annual financial information regarding the Company and ending two weeks prior to the end of the then current fiscal quarter of the Company (the "Release Period").

         A "release for publication" shall be deemed to be satisfied if the specified financial data appears:

                  (1)      On a wire service;

                  (2)      A financial news service;

                  (3)      In a newspaper of general circulation; or

                  (4)      Is otherwise made publicly available.

         Notwithstanding any provision to the contrary contained herein, an Insider may exercise Options only so long as such exercise does not violate the law or any rule or regulation adopted by the appropriate governmental authority.

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8.       MISCELLANEOUS

         (a) No Funding. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.

         (b) Nevada Law. The Plan and the Options shall be governed by the laws of the State of Nevada.

         (c) Withholding of Taxes. The Company shall have the right to deduct from any other compensation of the Grantee any federal, state or local income taxes (including FICA) required by law to be withheld with respect to the granting or exercise of any Options.

         DATED as of the 24th day of January, 2002.

                                         MESA AIR GROUP, INC.

                                         By:  /S/ Jonathan Ornstein
                                             -----------------------------------
                                         Its: Chairman & Chief Executive Officer

ATTESTED BY:

 /S/ Brian S. Gillman
 --------------------------
Secretary

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